Exhibit 16.1

January 18, 2007

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read The Price Fund I, L.P.’s statements included under Item 4.01 of its Form 8-K filed on January 18, 2007 and we agree with such statements concerning our firm.

Altschuler, Melvoin and Glasser LLP